July 28, 2008

CONFIDENTIAL

(Please print full name)

(Please print full address, including postal code)

(Facsimile number)

Dear Sirs:

Re:	Shareholder Support Agreement Respecting the Arrangement Involving Solana Resources Limited, Gran Tierra Energy Inc. and Gran Tierra Exchangeco Inc.

We understand that you (the "Shareholder") are the beneficial owner of, or exercise control or direction over, the number of common shares ("GT Shares") of Gran Tierra Energy Inc. ("GT") as set forth on the signature page hereof.

Pursuant to an arrangement agreement to be dated on or about July 28, 2008 (the "Arrangement Agreement") among Solana Resources Limited ("Solana"), GT and Gran Tierra Exchangeco Inc. ("Exchangeco"), GT and Exchangeco propose to acquire all of the issued and outstanding Solana Shares on a diluted basis by way of a statutory plan of arrangement pursuant to the provisions of the Business Corporations Act (Alberta) (the "Arrangement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Arrangement Agreement.

In consideration for Solana entering into the Arrangement Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

ARTICLE 1
AGREEMENT TO VOTE

1.1
Subject to Article 4, the Shareholder agrees to support the Arrangement and to vote or cause to be voted the Subject Securities (as defined below) in favour of the resolutions to facilitate the Arrangement at the GT Stockholder Meeting (the "Meeting") and, in the case of Subject Securities voted by proxy, to submit the proxy for such Subject Securities in favour of such resolutions and provide a copy thereof to Solana at least ten days prior to the date of the Meeting. For the purposes hereof, "Subject Securities" means all of the GT Shares that the Shareholder beneficially owns or over which it exercises control or direction (the "Presently Held Securities") and any additional GT Shares that the Shareholder may hereafter become the beneficial owner of or exercise control or direction over (the "After Acquired Securities").

ARTICLE 2
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDER

2.1	The Shareholder represents and warrants to Solana, and acknowledges that Solana is relying upon such representations and warranties in entering into this Shareholder Support Agreement that:

(a)	the Shareholder has good and sufficient power, authority and right to enter into this Shareholder Support Agreement and to perform the Shareholder's obligations hereunder;

(b)
assuming the due execution and delivery of this Shareholder Support Agreement by Solana, this Shareholder Support Agreement is a legal, valid and binding obligation of the Shareholder enforceable by Solana against the Shareholder in accordance with its terms (subject to the limitation that the enforceability of any waiver of statutory rights may be limited by applicable law), and the performance by the Shareholder of its obligations hereunder will not constitute a violation of or default under, or conflict with, any contract, commitment, agreement, arrangement, understanding or restriction of any kind to which the Shareholder is a party or by which the Shareholder is bound;

(c)	the Shareholder is the beneficial owner of, or exercises control or direction over, the Presently Held Securities; and

(d)	the Presently Held Securities represent all of the GT Shares beneficially owned or over which the Shareholder exercises control or direction.

The foregoing representations and warranties will be true and correct on the date hereof and on the date of completion of the Arrangement.

2.2
The Shareholder covenants and agrees with Solana that the Shareholder will not, and will use its reasonable commercial efforts to cause its representatives and advisors not to, directly or indirectly take any action that might reasonably be expected to reduce the likelihood of success of the Arrangement, provided that, if the Shareholder is a director or officer of GT, the foregoing provisions of this Section 2.2 shall not restrict the Shareholder from discharging his or her fiduciary duties to GT as a director or officer (or both).

2.3	The Shareholder covenants and agrees with Solana that so long as the Shareholder is required to vote the Subject Securities in favour of the Arrangement hereunder, that:

(a)
except as contemplated herein, it shall not sell, assign, convey, otherwise dispose of or pledge, charge, encumber or grant a security interest in or grant to any other person any interest in any of the Subject Securities;

(b)	it shall not exercise any shareholder rights or remedies available at common law or pursuant to applicable securities or corporate laws to delay, hinder, upset or challenge the Arrangement;

(c)
it shall exercise all voting rights attached to the Subject Securities to vote against any resolution to be considered by the securityholders of GT that, if approved, could reasonably be considered to reduce the likelihood of success of the Arrangement;

(d)
it shall exercise all voting rights attached to the Subject Securities owned or controlled by the Shareholder to cause GT and its subsidiaries to carry on their respective businesses in the regular and ordinary course consistent with past practice; and

(e)
it shall use its reasonable commercial efforts to cause GT to perform its obligations under the Arrangement Agreement, to the extent such is within its power (subject to any fiduciary duties to which the Shareholder may be subject).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SOLANA

3.1	Solana represents and warrants to the Shareholder, and acknowledges that the Shareholder is relying upon such representations and warranties in entering into this Shareholder Support Agreement, that:

(a)	it has good and sufficient power, authority and right to enter into this Shareholder Support Agreement, and the Arrangement Agreement, and to complete the transactions contemplated hereby and thereby;

(b)
upon the due execution and delivery of this Shareholder Support Agreement by the Shareholder, this Shareholder Support Agreement is a legal, valid and binding obligation of Solana enforceable by the Shareholder against Solana in accordance with its terms, and the consummation by Solana of the transactions contemplated hereby will not constitute a violation of or default under, or conflict with, any contract, commitment, agreement, arrangement, understanding or restriction of any kind to which it is a party or by which it is bound; and

(c)	the execution and delivery by Solana of this Shareholder Support Agreement and the performance by Solana of its obligations hereunder will not result in a violation or breach of any provision of:

(i)	Solana's articles or by-laws; or

(ii)	any law, regulation, order, judgment or decrees applicable to Solana,

and, other than as set out in or contemplated by the Arrangement Agreement, no authorization, consent or approval of, or filing with, any public body or court of authority is necessary for the fulfillment by Solana of its obligations in respect of the Arrangement.

The foregoing representations and warranties will be true and correct on the date hereof and on the date of completion of the transactions contemplated by the Arrangement.

ARTICLE 4
TERMINATION

4.1
The obligations hereunder of the Shareholder and this Shareholder Support Agreement shall terminate at the option of the Shareholder (without entitlement to compensation of any nature whatsoever payable to Solana) upon written notice given by the Shareholder to Solana if the Arrangement Agreement is terminated in accordance with its terms, other than as a result of a breach of this Shareholder Support Agreement by the Shareholder.

4.2
The obligations hereunder of Solana and this Shareholder Support Agreement shall terminate at the option of Solana (without entitlement to compensation of any nature whatsoever payable to the Shareholder) upon written notice given by Solana to the Shareholder:

(a)
if the Shareholder has breached or failed to perform and satisfy any of its covenants or agreements herein contained in a material respect or any of the representations and warranties of the Shareholder contained herein are not true and correct in a material respect; or

(b)	if the Arrangement Agreement is terminated in accordance with its terms.

4.3
In the event of the termination of this Shareholder Support Agreement as provided in Sections 4.1 and 4.2 above, this Shareholder Support Agreement shall forthwith become void and shall be of no further force or effect and there shall be no liability on the part of any party hereto, provided that the foregoing shall not relieve any party from any liability for any breach of this Shareholder Support Agreement that occurs prior to such termination.

ARTICLE 5
REGULATORY APPROVALS

5.1
The Shareholder covenants that the Shareholder shall, acting reasonably, at Solana's cost, co-operate with Solana in obtaining all governmental and regulatory approvals as may reasonably be required to permit Solana to complete the Arrangement in accordance with its terms.

ARTICLE 6
PUBLIC DISCLOSURE

6.1
The Shareholder agrees not to make any public disclosure or announcement of or pertaining to this Shareholder Support Agreement or the Arrangement Agreement or the Arrangement nor to disclose that any discussions or negotiations are taking place in connection therewith, without the prior written consent of Solana or except as required by law.

ARTICLE 7
NOTICE

7.1	Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if delivered:

(a)	in the case of the Shareholder, to the address appearing on the first page of this Shareholder Support Agreement; and

(b)	in the case of Solana, to:

Solana Resources Limited
Suite 100, 522 11th Ave., S.W.
Calgary, Alberta, T2R 0C8, Canada

Attention: Scott Price, President & CEO
Facsimile No.: (403) 770-1826

or to such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this paragraph. Any notice or other communication given or made shall be deemed to have been duly given or made as at the date delivered or sent if delivered personally or sent by facsimile transmission at the address for service provided herein.

ARTICLE 8
GENERAL

8.1
All references to Solana Shares and GT Shares herein shall include any shares into which the Solana Shares or GT Shares, respectively, may be reclassified, subdivided, redivided, consolidated or converted by amendment to the articles of Solana or GT, respectively, or otherwise and the price per share referred to herein shall be amended accordingly.

8.2	Words signifying the singular number shall include, whenever appropriate, the plural and vice versa; and words signifying the masculine gender shall include, whenever appropriate, the feminine gender.

8.3
This Shareholder Support Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

8.4
This Shareholder Support Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. No party to this Shareholder Support Agreement may assign any of its rights or obligations under this Shareholder Support Agreement without the prior written consent of the other party.

8.5	Time shall be of the essence of this Shareholder Support Agreement.

8.6
This Shareholder Support Agreement shall be binding upon, enure to the benefit of and be enforceable by the Shareholder, Solana and their respective heirs, executors, legal personal representatives, successors and permitted assigns, as the case may be.

8.7	The representations, warranties and covenants of the Shareholder and Solana herein shall survive the consummation of the Arrangement and the acquisition of the Subject Securities by GT and Exchangeco.

8.8	Solana and the Shareholder agree to pay their own respective expenses incurred in connection with this Shareholder Support Agreement and the transactions contemplated hereby.

If you are in agreement with the foregoing, kindly signify your acceptance by signing the second copy of this Shareholder Support Agreement and delivering it to Solana in the manner provided below. This Shareholder Support Agreement may be signed in two or more counterparts that together shall be deemed to constitute one valid and binding agreement and delivery of counterparts may be effected by means of facsimile transmission.

Yours very truly,

Solana Resources Limited Per: ______________________________________
Name: Title:

In consideration of your entering into of the Arrangement Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder hereby irrevocably accepts the foregoing as of this 28th day of July, 2008.

(Signature of Shareholder)

(Name of Shareholder - please print)

(Number of GT Shares owned or controlled)